UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(8-K12g-3)

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35602	46-4527741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas		77053

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 18, 2014, Glori Energy Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting the business combination described in such Report. On each of May 2, 2014 and May 15, 2014, Glori Energy Inc. filed amendments to that April 18, 2014 Form 8-K on Form 8-K/A. Glori Energy Inc. filed a Form 8-K12g-3 and this amendment on Form 8-K12g-3/A incorporating and restating in one filing the information contained in the April 18, 2014 Form 8-K, the May 2, 2014 Form 8-K/A, and the May 15, 2014 Form 8-K/A.

The Current Report on Form 8-K12g-3 filed earlier today and this Amendment No. 1 are being filed by Glori Energy Inc. for the purpose of effecting a technical correction to the EDGAR submission header used in the Form 8-K filed on April 18, 2014, in order to reflect that Glori Energy Inc. is a successor issuer to Infinity Cross Border Acquisition Corporation, a British Virgin Islands corporation, pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended, and to obtain a Commission File Number for use in subsequent filings to be made by Glori Energy Inc. under the Securities Exchange Act of 1934, as amended. For additional language regarding Rule 12g-3 and Glori Energy Inc.’s status as the successor issuer to Infinity Cross Border Acquisition Corporation see Item 2.01 in the Form 8-K12g-3 filed earlier today by Glori Energy Inc., “Completion of Acquisition or Disposition of Assets” on page 4.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company as of the Closing Date. The information set forth in Item 2.01 is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: August 6, 2014	By:	/s/ Stuart Page
Name: Stuart Page
Title: Chief Executive Officer

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